UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Colorow Drive

Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2007, we entered into a Purchase and Sale Agreement with the University of Utah, pursuant to which we agreed to sell, and the University agreed to purchase, our 93,000 square foot laboratory and office building located at 383 Colorow Drive, Salt Lake City, Utah and substantially all of the equipment and furnishings located in the building. The Purchase and Sale Agreement contemplates that the closing of the sale transaction will occur on July 13, 2007. The building is located on land in the Research Park of the University of Utah and is the subject of a 40-year ground lease with the University. The University has agreed to release NPS from all obligations under the ground lease. The sales price for the building, equipment and furnishings is $21.0 million, which the University will pay to NPS in cash at closing less miscellaneous closing expenses. The agreement contains representations, warranties and indemnification provisions which are customary for a transaction of this nature. Under the Purchase and Sale Agreement, the University agrees to lease certain space in the building back to NPS, rent-free, for 90 days. Our sale of the building is part of our restructuring initiative, which includes a plan to close and sell our Salt Lake City facility and discontinue all Salt Lake City operations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement and the exhibits thereto, which will be attached to our Quarterly Report on Form 10-Q for the quarter-ended June 30, 2007 and filed with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 3, 2007, we announced that the position of Senior Vice-President, Regulatory Affairs, Quality, Technical Operations will be eliminated as part of the Company’s restructuring initiative. Consequently, Gregory Torre, our current Senior Vice-President, Regulatory Affairs, Quality, Technical Operations, will leave the Company on or around July 31, 2007.

(c) On July 3, 2007, we announced the promotion and appointment of Francois Nader, M.D., to executive vice president and chief operating officer. Dr. Nader, who is 50, has served as chief medical and commercial officer since joining NPS in June 2006. Prior to joining NPS, Dr. Nader served Care Capital, LLC as a venture partner for the firm and as Chief Medical Officer for its Clinical Development Capital Unit from July 2005 to June 2006. From 2000 to July 2005, Dr. Nader served as Senior Vice President, Integrated Healthcare Markets and Senior Vice-President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals. Prior to that Dr. Nader held similar executive positions with Hoechst Marion Roussel and Marion Merrell Dow and was head of global commercial operations for Pasteur Vaccins, a division of Rhone Poulenc. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University, a Physician Executive MBA from the University of Tennessee, a graduate degree in Medical Marketing and a degree in Finance from France. Dr. Nader is also adjunct professor at the Graduate School of Business Administration, University of Tennessee.

Item 8.01	Other Events.

On July 3, 2007, NPS Pharmaceuticals issued the press releases attached to this report as Exhibit 99.1 and 99.2. The contents of each press release are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by NPS Pharmaceuticals, Inc. on July 3, 2007.

99.2	Press Release issued by NPS Pharmaceuticals, Inc. on July 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ VAL R. ANTCZAK
Val R. Antczak, Senior Vice President, Legal Affairs, General Counsel and Secretary

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